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                                                                   Exhibit 5.1
                                February 6, 2004


BNP Residential Properties, Inc.
301 South College Street, Suite 3850
Charlotte, NC 28202-6302


         Re: Legality of shares covered by Registration Statement on Form S-3 filed on February 6, 2004 (the "Registration Statement").


Dear Ladies and Gentlemen:

         We are acting as counsel for BNP Residential Properties, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of the Registration Statement, which covers the registration by the Company of 1,000,000 shares (the "Shares") of common stock issuable pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRIP").

         We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We are familiar with the proceedings taken in connection with the authorization and issuance of the Shares and for the purpose of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the Company has the authority pursuant to its charter to issue the Shares, and the Shares will be duly authorized, validly issued, fully paid and non-assessable when issued as contemplated by the terms of the DRIP.



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BNP Residential Properties, Inc.
February 6, 2004
Page 2



         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us and this opinion under the heading "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

         Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

                                        Very truly yours,

                                         ALSTON & BIRD LLP



                                         By:      /s/ Robert H. Bergdolt
                                                  ----------------------------
                                                  Robert H. Bergdolt, Partner


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